UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014   (October 28, 2014)

Americn Boarding Company

(Exact name of registrant as specified in its charter)

Delaware	333-180838	45-4507811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Frankfort Street, Daly City, California	94014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 283-7257

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   -Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

On October 28, 2014, Paramount Capital Inc, (Seller) a company organized under the laws of Switzerland, entered into a Securities Purchase Agreement with Platinum Capital Inc. Limited (Purchaser), a company organized under the laws of Hong Kong.

Under the terms of the Agreement, Paramount Capital Inc, the holder of 3,665,000 shares of the Company's restricted, $.001 par value common stock, which represents 40.16% of the Company's issued and outstanding common stock, will sell to Platinum Capital Inc Limited, its 3,665,000 shares of the Company's $.001 par value common stock.

Upon the completion of the sale, Seller will no longer be a holder of any of the Company's $.001 par value common stock and have no further interest in the Company. Furthermore, upon completion of the sale, Purchaser will now own a total of 3,665,000 shares of the Company's $.001 par value common stock representing 40.16% control of the Company.

Platinum Capital Inc. Limited used its working capital to purchase the 3,665,000 shares of the Company's $.001 par value common stock from Paramount Capital Inc. for a total consideration of $5,000.00.

There were no arrangements or understandings between members of either the Seller or Purchaser or any of their associates with respect to the election of directors or other matters.

Item 9.01	Financial Statements and Exhibits.
(a)	N/A
(b)	N/A
(c)	N/A
(d)	Exhibits
99.1	Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BOARDING COMPANY

Dated: November 17, 2014	By:	/s/Reza Noorkayhani
	Name:	Reza Noorkayhani
	Title:	CEO/CFO/Director

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